Exhibit 99.1

Phibro Animal Health Corporation Announces $550 million Debt Refinancing

TEANECK, N.J., April 22, 2021, (Business Wire) -- Phibro Animal Health Corporation (NASDAQ:PAHC) announced today that on April 22, 2021, the Company entered into an amended and restated credit agreement. Under the amended and restated credit agreement, the lenders agreed to extend credit to the Company in the form of Term A loans in an aggregate principal amount of $300 million (“Term A Loans”) and a revolving credit facility in an aggregate principal amount of $250 million (“Revolver”).

The amended and restated credit agreement:

•	has an aggregate principal amount of $550 million,

•	was used to refinance the Company’s June 29, 2017 Credit Agreement (“2017 Credit Agreement”), which consisted of an aggregate principal amount of $250 million Term A loans and a $250 million revolving credit facility,

•	carries substantially the same terms and conditions as the 2017 Credit Agreement,

•	includes a $300 million Term A Loan, which replaces the Company’s existing $250 million Term A loan, reflecting a $50 million upsizing of the previous Term A loan facility,

•	includes a $250 million Revolver, which replaces the Company’s existing $250 million revolving credit facility,

•	extends the maturity of the Company’s credit facilities from June 2022 to April 2026,

•	carries an interest rate that is consistent with the Company’s current credit facilities,

•	is representative of a widely syndicated group of lenders primarily consisting of the Company’s existing lenders, providing the Company with increased operational flexibility, and

•	was jointly arranged by BofA Securities, Inc. and Coöperatieve Rabobank U.A., with Bank of America, N.A. acting as Administrative Agent.

“We are pleased to announce the refinancing of our existing credit agreement. Upsizing our existing credit facilities with primarily our existing syndicate group of lenders, on substantially the same terms, conditions and pricing as our 2017 Credit Agreement, reflects both the Company’s and lenders’ confidence in Phibro. We remain committed to continued debt and leverage reduction.” said Jack Bendheim, Chairman, President and Chief Executive Officer of Phibro.

About Phibro Animal Health Corporation

Phibro Animal Health Corporation is a diversified global developer, manufacturer and supplier of a broad range of animal health and mineral nutrition products for livestock, helping veterinarians and farmers produce healthy, affordable food while using fewer natural resources. For further information, please visit www.pahc.com.

Our filings with the Securities and Exchange Commission are available online at www.sec.gov, www.pahc.com or on request from the company.

Forward-Looking Statements: This communication contains forward-looking statements that are subject to risks and uncertainties, including with respect to future debt and leverage levels. All statements other than statements of historical or current fact included in this report are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. These statements are not guarantees of future performance or actions. If one or more of these risks or uncertainties materialize, or if management’s underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. Phibro expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in our Quarterly Report on Form 10-Q and Annual Report on Form 10-K, including in the sections thereof captioned “Forward-Looking Statements” and “Risk Factors.” These filings and subsequent filings are available online at www.sec.gov, www.pahc.com, or on request from Phibro.

Contact:

Damian Finio

Phibro Animal Health Corporation

Chief Financial Officer

+1-201-329-7300

investor.relations@pahc.com